Exhibit 10.3

NEITHER THIS NOTE NOR ANY SECURITIES THAT MAY BE ISSUED UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), STATE SECURITIES LAWS, OR LAWS OF ANY FOREIGN JURISDICTION. NEITHER THIS NOTE NOR ANY SUCH SECURITIES MAY BE SOLD, ASSIGNED, OFFERED, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND STATE SECURITIES LAWS OR (II) THE COMPANY RECEIVING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, ASSIGNMENT, OFFER, PLEDGE, OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND STATE SECURITIES LAWS.

Nano Vibronix, INC.

FORM OF CONVERTIBLE PROMISSORY NOTE

$_____________	November __, 2011

Investor: ________________

FOR VALUE RECEIVED, subject to the terms contained herein, the undersigned, Nano Vibronix, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of the investor set forth above (the “Investor”), the amount stated above (the “Principal Amount”) plus interest thereon calculated from the date hereof until paid in full at the annual rate of ten percent (10%), compounded annually. The Company shall pay the unpaid Principal Amount and interest accrued hereunder in lawful money of the United States in full on demand on the earlier of an “Event of Default” (as defined below) or November 15, 2014 (the “Maturity Date”), unless it has been previously converted pursuant to Section Error! Reference source not found. hereof, in which case all outstanding principal and accrued interest under this Note will be satisfied in full by virtue of such conversion. This Convertible Promissory Note is one of the convertible promissory notes issued by the Company in connection with its issuance and sale of $1,000,000 of convertible promissory notes pursuant to that certain Convertible Promissory Note Subscription Agreement dated as of November ___, 2011 by and among the Company, the Investor and the other purchasers of Notes (as such agreement may be amended, supplemented or otherwise modified from time to time, the “Subscription Agreement”).

1.	Prepayment. This Note may not be prepaid without the prior written consent of the Investor.

2.	Conversion.

a.	Definitions.

i.	“Issuance Conversion Event” shall mean an aggregate investment in the Company of $3,000,000 or more in one transaction or a series of related transactions occurring after the date hereof, in which the Company shall have issued shares in the Company or securities (including convertible debt) exercisable or convertible into shares in the Company.

ii.	“Entity Conversion Event” shall mean a sale, lease, licensing, exchange or other transfer by the Company of all or substantially all of the Company’s business assets, sale of all or substantially all of the shares in the Company, reorganization, or consolidation or merger of the Company into or with any other entity except any such merger or consolidation involving the Company or a subsidiary in which (A) the shares of the surviving or resulting corporation (or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation) are not listed or traded on any exchange and (B) the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation.

iii.	“Conversion Price” shall mean $0.284 per share of Series B-1 Participating Convertible Preferred Stock, par value $.001 per share, of the Company. Such amount shall be appropriately adjusted in the case of a stock dividend, stock split or combination.

b.	If an Issuance Conversion Event or Entity Conversion Event shall occur prior to the Maturity Date, this Note (including accrued but unpaid interest) shall automatically be converted, at the Conversion Price, into shares of Series B-1 Participating Convertible Preferred Stock of the Company, par value $.001 per share.

c.	Election to Convert. At any time prior to the Maturity Date, the Investor may elect by written notice to the Company and the surrender of this Note to convert this Note (including accrued but unpaid interest), at the Conversion Price, into shares of Series B-1 Participating Convertible Preferred Stock of the Company, par value $.001 per share.

d.	No Fractional Shares. The Company shall not issue any fractional shares on conversion of this Note. If on any conversion of this Note a fraction of a share results, the Company shall pay the Investor the cash value of that fractional share, calculated on the basis of the Conversion Price.

e.	No Rights as Shareholder. This Note does not by itself entitle the Investor to any voting rights or other rights as a shareholder of the Company.

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3.	Event of Default.

a.	“Event of Default” means any of the following:

i.	The failure of the Company to pay when due any amounts due hereunder that remain unpaid ten (10) business days after the Company receives written notice thereof;

ii.	The Company’s breach of a representation or obligation in the Subscription Agreement which remains uncured for more than 30 days after the Company receives written notice thereof; or

iii.	The Company shall have entered against it by a court having jurisdiction thereof a decree or order for relief in respect to the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official will have been appointed for the Company or for any substantial part of the Company’s property, or the winding up or liquidation of the Company’s affairs will have been ordered; or the Company will have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of an order for such relief in an involuntary case under any such law, or any such involuntary case will have commenced, and not been dismissed within 90 days, or the Company will have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Company or for any substantial part of the Company’s property, or make any general assignment for the benefit of creditors.

b.	Upon the occurrence, and at any time during the continuance, of an Event of Default, the Investor, by notice to the Company, may declare all unpaid principal and interest and all other amounts payable under the Notes to be immediately due and payable and same shall become immediately due and payable upon such notice without presentment, demand, protest or further notice of any kind; provided, however, that in the event of the occurrence of an Event of Default specified in subparagraph (iii) above, this Note, all such interest and other amounts payable to Investor hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind.

4.	Usury Savings Clause. The Company and the Investor intend to comply at all times with usury laws. If at any time such laws would render usurious any amounts due under this Note, then it is the Company’s and the Investor’s express intention that the Company not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this section will control over all other provisions of this Note that appear to be in conflict hereunder, that such excess amount will be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by the Investor to the Company), and the provisions hereof will be immediately reformed and the amounts thereafter decreased, so as to comply with the then-applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

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5.	General Provisions.

a.	Amendments and Waivers. This Note and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Investor or as otherwise provided in the Subscription Agreement.

b.	Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery and if a fax number has been provided, upon delivery (with answerback confirmed), addressed to a party at its address and the fax number, if any, shown below or at such other address and fax number as such party may designate by three days advance notice to the other party.

Any notice to the Investor shall be sent to the address set forth on the signature page hereof.

Any notice to the Company shall be sent to:	With a copy to:

Nano Vibronix, Inc.	Nano Vibronix, Inc.
601 Chestnut Street	Fax: +972 4 820 2794
Cedarhurst, NY 11516
Attention: Dr. Harold Jacob
Fax: (516) 569 6872

c.	Severability. If any provision of this Note is held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note will not be affected or impaired.

d.	Headings. The descriptive headings of the articles, sections, and subsections of this Note are for convenience of reference only. They do not constitute a part of this Note and do not affect this Note’s construction or interpretation.

e.	Governing Law; Jurisdiction. The laws of the State of New York govern all matters arising out of or relating to this Note, including, without limitation, its interpretation, construction, performance, and enforcement, without giving effect to such State’s conflicts of law principles or rules of construction concerning the drafter hereof. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Note and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address shown below. Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of forum non-conveniens. Each party also waives any right to trial by jury.

[Signature Page Follows]

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The parties are signing and delivering this Note as of the date stated in the caption of this Note.

COMPANY:

NANO VIBRONIX, INC.

By:

INVESTOR:
Investor Address:

By:
Name:
Title:

[Acknowledgment and Receipt of Investor to Convertible Promissory Note]